Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130047) of Ingersoll-Rand Company Limited of our report dated June 28, 2010 relating to the financial statements of Ingersoll-Rand Company Employee Savings Plan as of and for the years ended December 31, 2009 and 2008, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland, L.L.P.

Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina

June 28, 2010